UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		November 4, 2015

American Woodmark Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3102 Shawnee Drive, Winchester, Virginia		22601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(540) 665-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

American Woodmark Corporation

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 4, 2015, the Board of Directors of American Woodmark Corporation (the "Company") elected David W. Moon, Executive Vice President and President and Chief Operating Officer of Lennox International, Inc.'s Worldwide Refrigeration Segment, as a director of the Company and a member of the Audit Committee.

Mr. Moon will be eligible to receive the non-management director compensation provided to our other non-management directors as more fully set forth under "Non-Management Directors' Compensation" in our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 30, 2015.

A copy of the press release announcing the appointment is attached as Exhibit 99.1 to this report.

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 4, 2015, the Board of Directors of the Company approved an amendment to Article II, Section 2 of the Company's Bylaws. The amendment will increase the number of directors of the Company from nine to ten. The full text of the Bylaws of the Company, marked to show the change, is attached as Exhibit 3.1 to this report and is incorporated in response to this Item by reference thereto.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

Exhibit 3.1    Bylaws of the Company, as amended effective November 4, 2015 (marked to show changes to Bylaws).

Exhibit 99.1    Registrant's Press Release dated November 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION
(Registrant)

/s/ M. SCOTT CULBRETH	/s/ S. CARY DUNSTON

M. Scott Culbreth	S. Cary Dunston
Senior Vice President and Chief Financial Officer	President & Chief Executive Officer

Date: November 9, 2015	Date: November 9, 2015
Signing on behalf of the registrant and as principal financial officer	Signing on behalf of the registrant and as principal executive officer